UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2008

NeoMagic Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 11, 2008, the executive management of NeoMagic Corporation (the “Company”) approved and communicated to its employees a plan to terminate 23 full-time employees, including two executive officers, representing approximately 26% of the Company’s workforce, to reduce operating expenses and improve the Company’s cost structure (the “September RIF”). These actions are part of the Company’s strategy to create a more streamlined and effective business and cost structure. The Company expects the terminations to be complete by approximately October 31, 2008. The Company anticipates incurring costs of approximately $170,000 to $180,000 associated with these actions for one-time termination benefits and an additional amount of approximately $120,000 to $130,000 representing payments of accrued vacation benefits to terminated employees. Total current and future cash expenditures for these actions are anticipated to range from $290,000 to $310,000.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2008, the Company notified Deepraj Puar, Vice President, Operations, that as part of the September RIF the Company was terminating his employment with the Company. The final date of Mr. Puar’s employment with the Company was September 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: September 17, 2008	/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer